UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) October 31, 2019

Quotient Technology Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-36331	77-0485123
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Logue Avenue Mountain View, California 94043 (Address of principal executive offices)

(650) 605-4600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	QUOT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.  Results of Operations and Financial Condition

On November 6, 2019 Quotient Technology Inc., (the “Company”) issued a press release regarding its financial results for the third quarter ended September 30, 2019. A copy of the Press Release is furnished as Exhibit 99.1 to this current report.

The Company also intends to post to the investor relations page of its corporate website a copy of the Company’s financial results remarks to the conference call announcing these financial results.  A copy of the financial results remarks is furnished as Exhibit 99.2 to this current report.

The information set forth under Item 2.02 and in the press release and financial results remarks attached hereto shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 5.02.  Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Principal Financial Officer and Treasurer

On October 31, 2019, Mr. Ron Fior resigned as the Company’s Chief Financial Officer and Treasurer, effective November 11, 2019, in connection with his intention to retire.  Mr. Fior’s employment is expected to continue through December 31, 2019 while he transitions his responsibilities.

Appointment of Principal Financial Officer and Treasurer

On October 31, 2019, the Board of Directors of the Company (the “Board”) approved the appointment of Pamela Strayer as Chief Financial Officer and Treasurer of the Company, effective as of November 11, 2019.

            Ms. Strayer, age 51, was previously with Poly (NYSE: PLT) as Chief Financial Officer from 2012 through March 2019. In this role, she was responsible for all aspects of the Company’s financial management, in addition to managing the information technology and investor relations organizations.  Global organizations that reported into Ms. Strayer included Corporate FP&A, Sales Finance, Corporate Controller, the Tax, Treasury and Trade organization, Internal Audit, Information Technology and Investor Relations.  In addition, Ms. Strayer was a director on the board of directors for Viavi Solutions, Inc. (NASDAQ: VIAV) from August 2015 through February 2018 where she served as chairperson of the audit committee. Ms. Strayer holds a B.S. in Business Administration from Ohio State University.

Offer Letter with Ms. Strayer

In connection with Ms. Strayer’s appointment as Chief Financial Officer and Treasurer, Ms. Strayer has entered into an offer letter (the “Offer Letter”) with the Company. Pursuant to the Offer Letter, Ms. Strayer will be paid an annual base salary of $450,000 and will be eligible for an annual bonus of up to 75% of Ms. Strayer’s base salary, pro-rated for any partial year served. Ms. Strayer will receive a signing bonus of $50,000 to be paid on the last working day of the third month anniversary of her start date. Ms. Strayer will also be eligible for the Company’s standard benefits programs.

Pursuant to the Offer Letter, Ms. Strayer was granted restricted stock units (“RSUs”) to acquire shares of the Company’s common stock (“Common Stock”) with a value of $1,500,000 pursuant to the Company’s 2013 Equity Incentive Plan (the “2013 Plan”) and an award agreement. The RSUs will be scheduled to vest as to 25% of the RSUs on the one year anniversary of November 1, 2019 (the “Vesting Commencement Date”), and as to 6.25% of the RSUs every three (3) months thereafter on the anniversary date of the Vesting Commencement Date.

Ms. Strayer was granted an option (the “Stock Option”) to purchase shares of Common Stock with a value of $1,500,000 pursuant to the 2013 Plan and an award agreement with an exercise price equal to the fair market value of the Common Stock on the date of grant. The Stock Option will be scheduled to vest as to 25% of the shares subject to the Stock Option on the one-year anniversary of the Vesting Commencement Date, and as to 1/48 of the shares subject to the Stock Option each month thereafter.

Ms. Strayer will enter into the Company’s standard form of indemnification agreement, a copy of which was previously filed on February 14, 2014 as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-193692) and the Company’s form of Change of Control Severance Agreement, as further described below.

There are no family relationships between Ms. Strayer and any director or executive officer of the Company, and she has no indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Change of Control Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ending December 31, 2019.

Change of Control Agreement with Ms. Strayer

In connection with Ms. Strayer’s appointment, the Company also entered into a Change of Control Severance Agreement with Ms. Strayer.

Pursuant to the Change of Control Agreement, if Ms. Strayer’s employment with the Company is terminated without Cause (as such term is defined in the Change of Control Agreement) and not by reason of death or Disability (as such term is defined in the Change of Control Agreement), or, if Ms. Strayer terminates her employment with the Company for Good Reason (as such term is defined in the Change of Control Agreement), and, in any event, such termination does not occur within three months before or twelve months after a Change of Control (as such term is defined in the Change of Control Agreement) of the Company (the “Change of Control Period”), then provided Ms. Strayer signs and does not a revoke a separation agreement and release of claims in favor of the Company and subject to the terms of the Change of Control Agreement, Ms. Strayer will receive the following: (i) a lump-sum payment (less applicable withholding taxes) equal to 100% of her annual base salary as in effect immediately prior to her termination date, and (ii) a taxable lump-sum payment (less applicable withholding taxes) in an amount equal to the monthly COBRA premium that she would be required to pay to continue her group health coverage in effect on the date of her termination of employment, multiplied by 12.

Pursuant to the terms of the Change of Control Agreement, if Ms. Strayer’s employment with the Company is terminated by the Company without Cause and not by reason of death or Disability or she terminates her employment with the Company for Good Reason , and, in any event, such termination occurs during the Change of Control Period, then provided Ms. Strayer signs and does not revoke a separation agreement and release of claims in favor of the Company and subject to the terms of the Change of Control Agreement, Ms. Strayer will receive the following: (i) a lump-sum payment (less applicable withholding taxes) equal to 150%, of her annual base salary as in effect immediately prior to her termination date or, if greater, at the level in effect immediately prior to the Change of Control; (ii) a lump-sum payment (less applicable withholding taxes) equal to 150% of her annual bonus for the year of termination at target level, as in effect immediately prior to her termination date, or if greater, at the level in effect immediately prior to the Change of Control; (iii) a taxable lump-sum payment (less applicable withholding taxes) in an amount equal to the monthly COBRA premium that she would be required to pay to continue her group health coverage in effect on the date of her termination of employment, multiplied by 18; and (iv) 100% of her then-outstanding and unvested Equity Awards will  become vested in full and in the case of stock options and stock appreciate rights, will become exercisable.

In the event that the severance and other benefits payable to Ms. Strayer constitutes “parachute payments” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then her severance benefits will be either (A) delivered in full or (B) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by her on an after-tax basis of the greatest amount of benefits.

The foregoing description of the Change of Control Agreement does not purport to be complete and is qualified in its entirety by reference to the Change of Control Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the ending December 31, 2019.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated November 6, 2019.

99.2	Financial Results Remarks, dated November 6, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quotient Technology Inc.

By:	/s/ Connie Chen
Connie Chen

General Counsel, Secretary and
Compliance Officer

Date: November 6, 2019